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                                                                      EXHIBIT 23



                      Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statements of Leggett & Platt, Incorporated, listed below, of our report dated February 3, 1999 herein of Leggett & Platt, Incorporated's
Annual Report on Form 10-K for the year ended December 31, 1998.

1. Post-Effective Amendment No. 1 to Form S-8, Registration No. 33-15441, filed August 29, 1989.
2.   Form S-8, Registration No. 33-44224, filed November 27, 1991.
3.   Form S-8, Registration No. 33-45334, filed January 27, 1992.
4.   Form S-8, Registration No. 33-45335, filed January 27, 1992.
5.   Form S-8, Registration No. 33-45336, filed January 27, 1992.
6. Post-Effective Amendment No. 1 to Form S-8, Registration No. 33-45334, filed June 26, 1992.
7.   Form S-8, Registration No. 33-67910, filed August 26, 1993.
8.   Form S-8, Registration No. 33-54339, filed June 28, 1994.
9.   Form S-8, Registration No. 33-54431, filed July 1, 1994.
10.  Form S-8, Registration No. 333-69073, filed December 17, 1998.
11.  Form S-3, Registration No. 333-49757, filed April 4, 1998.
12.  Form S-3, Registration No. 333-60547, filed August 4, 1998.
13. Pre-Effective Amendment No. 1 to Form S-3, Registration No. 333-60547, filed August 11, 1998.
14.  Form S-3, Registration No. 333-69071, filed December 17, 1998.


PricewaterhouseCoopers, LLP

St. Louis, Missouri
March 29, 1999